As filed with the Securities and Exchange Commission on May 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Autolus Therapeutics plc

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

The MediaWorks

191 Wood Lane

White City

London W12 7FP

United Kingdom

Tel: +44 20 3829 6230

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036

+1 800 927 9801

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Darren K. DeStefano	Claire Keast-Butler
Christian E. Plaza	Cooley (UK) LLP
Brian F. Leaf	22 Bishopsgate
Courtney T. Thorne	London EC2N 4BQ
Cooley LLP	United Kingdom
11951 Freedom Drive	+44 20 7583 4055
Reston, VA 20190-5640
+1 703 456 8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 3, 2022

PROSPECTUS

12,180,333 American Depositary Shares

Representing 12,180,333 Ordinary Shares

This prospectus relates to the resale by the selling securityholders identified in this prospectus, or the selling securityholders, of up to 12,180,333 American Depositary Shares, or ADSs, representing 12,180,333 ordinary shares of Autolus Therapeutics plc, or the Company. We are not selling any securities and will not receive any proceeds from the sale of the securities under this prospectus.

The selling securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of the ordinary shares (including in the form of ADSs) being registered or interests in the ordinary shares being registered on any stock exchange, market or trading facility on which our ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Prices may vary from purchaser to purchaser during the period of distribution. See “Plan of Distribution.” We will not receive any of the proceeds from the sale or other disposition of our ordinary shares by the selling securityholders. The net proceeds received from the sale or other disposition of our ordinary shares by the selling securityholders, if any, is unknown.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, including the additional information described under the heading “Incorporation of Documents by Reference,” and any amendments or supplements carefully before you make your investment decision.

Our ADSs are traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol “AUTL.” On April 28, 2022, the closing sale price of our ADSs was $3.20 per ADS on the Nasdaq.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Prospectus Summary-Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors ” and under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference into this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2022.

ABOUT THIS PROSPECTUS

Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission, or SEC, in any supplement to this prospectus filed with the SEC, in any free writing prospectus filed with the SEC, or in the documents described under the heading “Incorporation of Documents by Reference.” We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our ordinary shares (including in the form of ADSs) only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement before deciding to invest in any ordinary shares being offered.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We were incorporated under the laws of England and Wales and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Unless otherwise indicated in this prospectus, “Autolus,” “the company,” “our company,” “we,” “us” and “our” refer to Autolus Therapeutics plc and its subsidiaries.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Report on Form 20-F for the year ended December 31, 2021, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

Please see the section entitled “Information on the Company – Business Overview,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022, as well as any amendments thereto reflected in our subsequent filings with the SEC.

Corporate Information

Please see the section entitled “Information on the Company – History and development of the company,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022, as well as any amendments thereto reflected in our subsequent filings with the SEC.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Please see the sections entitled “Emerging Growth Company Status” and “Corporate Governance” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022, as well as any amendments thereto reflected in our subsequent filings with the SEC.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material information;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

The Offering

ADSs offered by the selling securityholders	12,180,333 ADSs, each ADS representing one ordinary share.

Ordinary shares to be outstanding after this offering	90,909,783 shares (assuming the sale of all 12,180,333 ADSs).

Use of proceeds

The selling securityholders will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of ADSs in this offering. We will, however, bear the costs incurred in connection with the registration of these ADSs.

American Depositary Shares	Each ADS represents one ordinary share, nominal value $0.000042 per share. ADSs may be evidenced by American Depositary Receipts, or ADRs. The depositary will hold the ordinary shares underlying the ADSs in a custody account with the custodian, and you will have the rights of an ADS holder or beneficial owner (as applicable) as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs. To better understand the terms of our ADSs, see the description under the caption “Description of American Depositary Shares” in our registration statement on Form F-1, filed on April 8, 2019. We also encourage you to read the deposit agreement, which is incorporated by reference as Exhibit 4.1 thereto.

Depositary	Citibank, N.A.

Custodian	Citibank, N.A. (London)

Risk factors	See “Risk Factors” beginning on page 4 and the other information included in this prospectus and incorporated by reference for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq trading symbol	“AUTL”

The number of ordinary shares outstanding in the table above does not include:

•

720,098 ordinary shares issuable upon the exercise of share options outstanding under our 2017 Share Option Plan, or the 2017 Plan, as of December 31, 2021, at a weighted average exercise price of $6.25 per share;

•

7,052,357 ordinary shares issuable upon the exercise of share options outstanding under our 2018 Equity Incentive Plan, or the 2018 Plan, as of December 31, 2021, at a weighted average exercise price of $12.85 per share; and

•	3,751,525 ordinary shares authorized for future issuance under our 2018 Plan as of December 31, 2021.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include, but are not limited to, statements about:

•

the development of our product candidates, including statements regarding the initiation, timing, progress and the results of clinical studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to advance our product candidates into, and successfully complete, clinical trials;

•

our ability to obtain and maintain regulatory approval of our product candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

•

the impact of the ongoing coronavirus 2019, or COVID-19, pandemic and its effects on our operations and business, including interruption of key clinical trial activities, such as clinical trial site monitoring, access to capital, and potential disruption in the operations and business of third-party manufacturers, clinical sites, contract research organizations, or CROs, other service providers and collaborators with whom we conduct business;

•	our ability to license additional intellectual property relating to our product candidates from third parties and to comply with our existing license agreement;

•	our plans to research, develop, manufacture and commercialize our product candidates;

•	the potential benefits of our product candidates;

•

the timing or likelihood of regulatory filings and approvals for our product candidates, along with regulatory developments in the United States, European Union, the United Kingdom and other foreign countries;

•

the size and growth potential of the markets for our product candidates, if approved, and the rate and degree of market acceptance of our product candidates, including reimbursement that may be received from payors;

•	our ability to raise additional capital;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our plans to collaborate, or statements regarding our current collaborations;

•	our ability to attract collaborators with development, regulatory and commercialization expertise;

•	our expectations regarding our ability to obtain and maintain intellectual property protection;

•	our ability to identify, recruit and retain qualified employees and key personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the scalability and commercial viability of our manufacturing methods and processes;

•	the success of competing therapies that are or may become available;

•	whether we are classified as a Passive Foreign Investment Company, “PFIC”, for current and future periods; and

•	any other factors which may impact our financial results or future trading prices of our ADSs and the impact of securities analysts’ reports on these prices.

You should refer to the important factors in the cautionary statements included in this prospectus and in the other documents incorporated herein, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any applicable prospectus supplement, any free writing prospectuses that we may authorize for use in connection with an offering and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

CAPITALIZATION

The following table presents our total capitalization and cash as of December 31, 2021 derived from our audited consolidated financial statements incorporated by reference into this prospectus. You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus.

December 31, 2021
(unaudited) (in thousands)
Current assets:
Cash and restricted cash	$310,676
Shareholders’ equity:
Ordinary shares, $0.000042 nominal value; 200,000,000 shares authorized as of December 31, 2021; 90,907,830 shares issued and outstanding at December 31, 2021	4
Deferred shares, £0.00001 nominal value; 34,425 shares authorized, issued and outstanding at December 31, 2021	—
Deferred B shares, £0.00099 nominal value; 88,893,548 shares authorized, issued and outstanding at December 31, 2021	118
Deferred C shares, £0.000008 nominal value; 1 share authorized, issued and outstanding at December 31, 2021	—
Additional paid-in capital	843,108
Accumulated other comprehensive loss	(8,570)
Accumulated deficit	(521,340)

Total shareholders’ equity	313,320

Total capitalization	$313,320

The number of ordinary shares outstanding in the table above does not include:

•

720,098 ordinary shares issuable upon the exercise of share options outstanding under our 2017 Share Option Plan, or the 2017 Plan, as of December 31, 2021, at a weighted average exercise price of $6.25 per share;

•

7,052,357 ordinary shares issuable upon the exercise of share options outstanding under our 2018 Equity Incentive Plan, or the 2018 Plan, as of December 31, 2021, at a weighted average exercise price of $12.85 per share;

•	3,751,525 ordinary shares authorized for future issuance under our 2018 Plan as of December 31, 2021; and

•	3,265,306 ordinary shares in the form of ADSs issuable upon the exercise of warrants with an exercise price of $7.35 per ADS.

USE OF PROCEEDS

The proceeds from the sale or other disposition of our ADSs covered by this prospectus are solely for the account of the selling securityholders. Accordingly, we will not receive any proceeds from the sale or other disposition of such ADSs, and the net proceeds received from the sale or other disposition of such ADSs by the selling securityholders, if any, is unknown. We will, however, bear the costs incurred in connection with the registration of these ADSs.

PLAN OF DISTRIBUTION

The selling securityholders, which, as used herein, includes donees, pledgees, transferees, distributees, or other successors-in-interest selling our ADSs and our ordinary shares represented thereby (collectively, “Securities”) or interests in Securities received after the date of this prospectus from the selling securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their Securities on any stock exchange, market, or trading facility on which Securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners, or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per ADS or ordinary share; or

•	a combination of any such methods of sale.

The selling securityholders may, from time to time, pledge or grant a security interest in some Securities owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee, or other successors-in-interest as the selling securityholders under this prospectus. The selling securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling securityholders may also sell Securities short and deliver these securities to close out their short positions, or loan or pledge Securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of Securities offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling securityholders.

The selling securityholders also may in the future resell a portion of our Securities in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling securityholders and any underwriters, broker-dealers, or agents that participate in the sale of Securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of Securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the selling securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more Securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the registration rights agreement by and among the Company, Syncona Portfolio Limited (“Syncona”) and certain other shareholders of the Company, dated as of June 26, 2018 (the “Registration Rights Agreement”), we have agreed to indemnify the selling securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto. In addition, we and the selling securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.

The selling securityholders may use this prospectus in connection with resales of Securities. This prospectus and any accompanying prospectus supplement will identify the selling securityholders, the terms of our Securities, and any material relationships between us and the selling securityholders. The selling securityholders may be deemed to be underwriters under the Securities Act in connection with Securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the net proceeds from the resale of Securities.

A selling securityholder that is an entity may elect to make an in-kind distribution of Securities to its members, partners, or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or shareholders are not affiliates of ours, such members, partners, or shareholders would thereby receive freely tradable Securities pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of Securities to be offered and sold pursuant to this prospectus.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in England and Wales, and Delaware, in the United States. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our articles of association, as well as the section entitled “Additional Information – Memorandum and articles of association,” from our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022, as well as any amendments thereto reflected in our subsequent filings with the SEC, all of which are incorporated by reference herein.

SELLING SECURITYHOLDERS

The selling securityholders are former holders of our preferred shares and current holders of our ordinary shares originally acquired through several private placements consummated prior to the completion of our initial public offering, or IPO, in June 2018. No such private placements of preferred shares occurred within the last three years. All preferred shares converted into ordinary shares in connection with our IPO. Syncona Portfolio Limited (“Syncona”) is a related party as Syncona owns more than 10% of our outstanding voting securities and is therefore one of our principal owners. In addition, the chief executive officer of the ultimate parent company of Syncona, Dr. Martin Murphy, is also a member of our board of directors. In connection with our initial public offering, Syncona purchased 1,411,765 of our ADSs. After the completion of our IPO, Syncona purchased 1,000,000 of our ADSs in our April 2019 public offering, 1,363,636 of our ADSs in our January 2020 public offering and 3,571,428 of our ADSs in our February 2021 public offering. These ADS purchases were made through the underwriters at the public offering price. In September 2020, we entered into a license agreement with an investee company of Syncona. This agreement generated $242,000 of license revenue which was recognized in our Consolidated Statement of Operations for the year ended December 31, 2020. There was no license revenue recognized relating the investee of Syncona for the year ended December 31, 2021.

We are party to a registration rights agreement with Syncona and certain of our other shareholders which provides the holders of our ordinary shares party thereto with certain rights with respect to the registration of ordinary shares held by them under the Securities Act of 1933, as amended. Additional information regarding such registration rights may be found in the section entitled “Item 10 B -Memorandum and articles of association – Registration Rights” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022, as well as any amendments thereto reflected in our subsequent filings with the SEC We are registering the ADSs in order to permit the selling securityholders to offer their ordinary shares in the form of ADSs for resale from time to time.

When we refer to “selling securityholders” in this prospectus, we mean the securityholders listed in the table below.

The table below sets forth, to our knowledge, information about the selling securityholders as of May 3, 2022.

We do not know when or in what amounts the selling securityholders may offer ordinary shares (including in the form of ADSs) registered for resale pursuant to the registration statement of which this prospectus forms a part, and the selling securityholders might not sell any or all of such shares. Because the selling securityholders may offer all or some of such ordinary shares and because there are currently no agreements or understandings with respect to the sale of any ordinary shares, we cannot estimate the number of ordinary shares that will be held by the selling securityholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of such shares will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our ordinary shares, including ordinary shares beneficially owned pursuant to outstanding options, warrants and other derivative securities that are exercisable or exchangeable for our ordinary shares within 60 days of March 1, 2022. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by any person named below.

The selling securityholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their ordinary shares since the date on which the information in the table below is presented. Information about the selling securityholders may change over time.

Name of Selling Securityholder	Number of Shares Beneficially Owned Prior to the Offering(1)	Percentage of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Registered for Sale Hereby	Number of Shares Beneficially Owned After the Offering(1)	Percentage of Shares Beneficially Owned After the Offering(1)
Syncona Portfolio Limited (2)	19,527,162(3)	21.5%	12,180,333(4)	7,346,829(5)	11.7%

(1)

This table is based upon information supplied by the selling securityholders, which information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders named in the table above have sole voting and investment power with respect to all ordinary shares that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 90,907,941 shares outstanding on March 1, 2022, adjusted as required by rules promulgated by the SEC.

(2)

Syncona Portfolio Limited is a wholly owned subsidiary of Syncona Holdings Limited, which, in turn, is a wholly controlled subsidiary of Syncona Limited, a publicly-listed company. Each of Syncona Holdings Limited and Syncona Limited may be deemed to have voting and dispositive power over the securities held by Syncona Portfolio Limited. Investment and voting decisions with respect to these securities are made by Syncona Portfolio Limited acting upon the recommendation of an investment committee of Syncona Investment Management Limited, also a subsidiary of Syncona Holdings Limited. The members of this investment committee consist of Martin Murphy and Chris Hollowood. The address for Syncona Portfolio Limited is Arnold House, St Julian’s Avenue, St Peter Port, Guernsey GY1 3RD, Channel Islands.

(3)	Consist of (i)12,180,333 ordinary shares and (ii) 7,346,829 ADSs.
(4)	The Securities to be registered for sale hereunder consist of 12,180,333 ordinary shares in the form of ADSs.
(5)	Consists of 7,346,829 ADSs.

TAXATION

In addition to the information included below with respect to the material U.S. Federal Income Tax Considerations for U.S. Holders, the material U.K. tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus may be found in the section entitled “Additional Information – Taxation,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022, as well as any amendments thereto reflected in our subsequent filings with the SEC.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders (as defined below) of owning and disposing of our ADSs. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S.

Holder that holds our ADSs as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	banks, insurance companies, and certain other financial institutions;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to ADSs;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt entities or government organizations;

•	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

•	regulated investment companies or real estate investment trusts;

•	persons who acquired ADSs pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons that own or are deemed to own 10 percent or more of our shares including shares represented by ADSs (by vote or value); and

•	persons holding our ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States.

•

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ADSs and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of ADSs.

U.S. Holders that own (directly, indirectly, or constructively through the application of attribution rules) 10% or more of our total combined voting power or value could be subject to adverse U.S. federal income tax consequences pursuant to the controlled foreign corporation rules due to our ownership of a U.S. subsidiary. Such prospective holders should consult with their tax advisors as to the tax consequences of acquiring, owning and disposing of our ADSs.

The discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between the United Kingdom and the United States, or the Treaty, all as of the date hereof, changes to any of which may affect the tax consequences described herein— possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ADSs who is eligible for the benefits of the Treaty and is:

(i) a citizen or individual resident of the United States;

(ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv) a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

U.S. Holders are encouraged to consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of ADSs in their particular circumstances.

THESE PARAGRAPHS ARE A SUMMARY OF CERTAIN U.S. TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADSs OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ADSs IN THEIR OWN SPECIFIC CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. A U.S. Holder of ADSs will generally be treated for U.S. federal income tax purposes as the owner of the underlying ordinary shares that such ADSs represent. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying shares represented by those ADSs. The U.S. Treasury has expressed concern that parties to whom ADSs are released before shares are delivered to the Depositary or intermediaries in the chain of ownership between holders and the issuer of the security underlying the ADSs, may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. Holders of ADSs. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate U.S. Holders. Accordingly, the creditability of non-U.S. withholding taxes (if any), and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by such parties or intermediaries.

Passive Foreign Investment Company Rules

If we are classified as a passive foreign investment company, or a PFIC in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income is passive income (such as interest income); or

•	at least 50% of its gross assets (determined on the basis of a weighted quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation, the equity of which we own, directly or indirectly, 25% or more (by value).

We do not believe we were a PFIC for our taxable year ended December 31, 2021. Based on our current estimates of expected gross assets and income, we do not believe we will be a PFIC for our taxable year ending December 31, 2022. However, no assurances regarding our PFIC status can be provided for any past, current or future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, for our current and future taxable years, the total value of our assets for PFIC testing purposes may be determined in part by reference to the market price of our ordinary shares or ADSs from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how, and how quickly, we spend the cash we raise in any offering. Our U.S. counsel expresses no opinion with respect to our PFIC status for our taxable year ended December 31, 2021, and also expresses no opinion with regard to our expectations regarding our PFIC status in the future.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns ADSs, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ADSs, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, (ii) we cease to be a PFIC and the U.S. Holder has a valid mark-to- market election in effect (as described below) or (iii) the U.S. Holder makes a Qualified Electing Fund Election, or QEF Election, with respect to all taxable years during such U.S. Holders holding period in which we are a PFIC. However, a U.S. Holder may make a QEF Election with respect to our ADSs only if we annually provide such U.S. Holder with certain tax information, and we currently do not intend to prepare or provide such information. As a result, the QEF Election is not expected to be available to a U.S. Holder and the remainder of this discussion assumes that such election will not be available. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the ADSs the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ADSs. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.

For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including a pledge) of ADSs, unless (i) such U.S. Holder makes a QEF Election with respect to all taxable years of a U.S. Holder’s holding period during which we are a PFIC or makes a purging election to cause a deemed sale of the ADSs at their fair market value in conjunction with a QEF election (however, as discussed above, such elections are expected and assumed not to be available) or (ii) our ADSs constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ADSs will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ADSs;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or the year of an “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs cannot be treated as capital, even if a U.S. Holder holds the ADSs as capital assets.

If we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.

U.S. Holders can avoid the interest charge on excess distributions or gain relating to the ADSs by making a mark-to-market election with respect to the ordinary shares, provided that the ADSs are “marketable.” ADSs will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the ordinary shares or ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our ADSs are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if our ADSs remain listed on Nasdaq and are regularly traded, and you are a holder of ADSs, we expect the mark-to-market election would be available to U.S. Holders if we are a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the ADSs.

A U.S. Holder that makes a mark-to-market election must include as ordinary income for each year an amount equal to the excess, if any, of the fair market value of the ADSs at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the ADSs. Accordingly, such mark-to-market election may accelerate the recognition of income without a corresponding receipt of cash. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the ADSs over the fair market value of the ADSs at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the ADSs will be treated as ordinary income, and any losses incurred on a sale or other disposition of the ADSs will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the Internal Revenue Service, or the IRS, unless the ADSs cease to be marketable.

However, a mark-to-market election generally cannot be made for equity interests in any lower- tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our ADSs, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

Taxation of Distributions

Subject to the discussion above under “Passive Foreign Investment Company Rules,” distributions paid on ADSs, other than certain pro rata distributions of ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income.” However, the qualified dividend income treatment will not apply if we are treated as a PFIC with respect to the U.S. Holder for the taxable year in which a dividend is paid or the preceding year. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of ADSs or rights to acquire ADSs) will be the fair market value of such property on the date of distribution.

For foreign tax credit limitation purposes, our dividends will generally be treated as passive category income. Because no U.K. income taxes will be withheld from dividends on ADSs, there will be no creditable foreign taxes associated with any dividends that a U.S. Holder will receive.

Sale or Other Taxable Disposition of ADSs

Subject to the discussion above under “Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other taxable disposition of ADSs will be capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder held the ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ADSs are treated as traded on an “established securities market” and a U.S. Holder is either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), such U.S. Holder will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If a U.S. Holder is an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, such U.S. Holder will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ADSs.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding (generally, by providing an IRS Form W-9).

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the ordinary shares or ADSs, subject to certain exceptions (including an exception for ordinary shares or ADSs held in accounts maintained by certain U.S. financial institutions). Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the ADSs.

U.K. Taxation

The following is intended as a general guide to current U.K. tax law and HM Revenue & Customs, or HMRC, published practice applying as at the date of this prospectus (both of which are subject to change at any time, possibly with retrospective effect) relating to the holding of ADSs. It does not constitute legal or tax advice and does not purport to be a complete analysis of all U.K. tax considerations relating to the holding of ADSs, or all of the circumstances in which holders of ADSs may benefit from an exemption or relief from U.K. taxation. It is written on the basis that we do not (and will not) directly or indirectly derive 75% or more of our qualifying asset value from U.K. land, and that we are and remain solely resident in the United Kingdom for tax purposes and will therefore be subject to the U.K. tax regime and not the U.S. tax regime save as set out above under “Material U.S. Federal Income Tax Considerations for U.S. Holders.”

Except to the extent that the position of non-U.K. resident persons is expressly referred to, this guide relates only to persons who are resident (and, in the case of individuals, domiciled or deemed domiciled and to whom split-year treatment does not apply) for tax purposes solely in the United Kingdom and do not have a permanent establishment, branch, agency (or equivalent) or fixed base in any other jurisdiction with which the holding of the ADSs is connected, or U.K. Holders, who are absolute beneficial owners of the ADSs (where the ADSs are not held through an Individual Savings Account or a Self-Invested Personal Pension) and who hold the ADSs as investments.

This guide may not relate to certain classes of U.K. Holders, such as (but not limited to):

•	persons who are connected with the company;

•	financial institutions;

•	insurance companies;

•	charities or tax-exempt organizations;

•	collective investment schemes;

•	pension schemes;

•	market makers, intermediaries, brokers or dealers in securities;

•	persons who have (or are deemed to have) acquired their ADSs by virtue of an office or employment or who are or have been officers or employees of the company or any of its affiliates; and

•	individuals who are subject to U.K. taxation on a remittance basis.

The decision of the First-tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v HMRC (2012) cast some doubt on whether a holder of a depositary receipt is the beneficial owner of the underlying shares. However, based on published HMRC guidance we would expect that HMRC will regard a holder of ADSs as holding the beneficial interest in the underlying shares and therefore these paragraphs assume that a holder of ADSs is the beneficial owner of the underlying ordinary shares and any dividends paid in respect of the underlying ordinary shares (where the dividends are regarded for U.K. purposes as that person’s own income) for U.K. direct tax purposes.

THESE PARAGRAPHS ARE A SUMMARY OF CERTAIN U.K. TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADSs OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ADSs IN THEIR OWN SPECIFIC CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS. IN PARTICULAR, NON-U.K. RESIDENT OR DOMICILED PERSONS ARE ADVISED TO CONSIDER THE POTENTIAL IMPACT OF ANY RELEVANT DOUBLE TAXATION AGREEMENTS.

Dividends

Withholding Tax

Dividends paid by us will not be subject to any withholding or deduction for or on account of U.K. tax.

Income Tax

An individual U.K. Holder may, depending on his or her particular circumstances, be subject to U.K. tax on dividends received from the company. An individual holder of ADSs who is not resident for tax purposes in the United Kingdom should not be chargeable to U.K. income tax on dividends received from the company unless he or she carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency to which the ADSs are attributable. There are certain exceptions for trading in the United Kingdom through independent agents, such as some brokers and investment managers.

All dividends received by an individual U.K. Holder from us or from other sources will form part of that U.K. Holder’s total income for income tax purposes and will constitute the top slice of that income. A nil rate of income tax will apply to the first £2,000 of taxable dividend income received by the individual U.K. Holder in a tax year. Income within the nil rate band will be taken into account in determining whether income in excess of the £2,000 tax-free allowance falls within the basic rate, higher rate or additional rate tax bands. Dividend income in excess of the tax-free allowance will (subject to the availability of any income tax personal allowance) be taxed at 8.75% to the extent that the excess amount falls within the basic rate tax band, 33.75% to the extent that the excess amount falls within the higher rate tax band and 39.35% to the extent that the excess amount falls within the additional rate tax band.

Corporation Tax

A corporate holder of ADSs who is not resident for tax purposes in the United Kingdom should not be chargeable to U.K. corporation tax on dividends received from us unless it carries on (whether solely or in partnership) a trade in the United Kingdom through a permanent establishment to which the ADSs are attributable.

Corporate U.K. Holders should not be subject to U.K. corporation tax on any dividend received from us so long as the dividends qualify for exemption, which should be the case, although certain conditions must be met. If the conditions for the exemption are not satisfied, or such U.K. Holder elects for an otherwise exempt dividend to be taxable, U.K. corporation tax will be chargeable on the amount of any dividends (at the current rate of 19%, but with the main rate announced to increase to 25% with effect from April 1, 2023).

Chargeable Gains

A disposal or deemed disposal of ADSs by a U.K. Holder may, depending on the U.K. Holder’s circumstances and subject to any available exemptions or reliefs (such as the annual exemption), give rise to a chargeable gain or an allowable loss for the purposes of U.K. capital gains tax and corporation tax on chargeable gains.

If an individual U.K. Holder who is subject to U.K. income tax at either the higher or the additional rate is liable to U.K. capital gains tax on the disposal of ADSs, the current applicable rate will be 20%. For an individual U.K. Holder who is subject to U.K. income tax at the basic rate and liable to U.K. capital gains tax on such disposal, the current applicable rate would be 10%, save to the extent that any capital gains, when aggregated with the U.K. Holder’s other taxable income and gains in the relevant tax year, exceed the unused basic rate tax band. In that case, the rate currently applicable to the excess would be 20%.

If a corporate U.K. Holder becomes liable to U.K. corporation tax on the disposal (or deemed disposal) of ADSs, the main rate of U.K. corporation tax (currently 19%, but announced to increase to 25% with effect from April 1, 2023) would apply.

A holder of ADSs which is not resident for tax purposes in the United Kingdom should not normally be liable to U.K. capital gains tax or corporation tax on chargeable gains on a disposal (or deemed disposal) of ADSs unless the person is carrying on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency (or, in the case of a corporate holder of ADSs, through a permanent establishment) to which the ADSs are attributable. However, an individual holder of ADSs who has ceased to be resident for tax purposes in the United Kingdom for a period of less than five years and who disposes of ADSs during that period may be liable on his or her return to the United Kingdom to U.K. tax on any capital gain realized (subject to any available exemption or relief).

Stamp Duty and Stamp Duty Reserve Tax

The discussion below relates to the holders of our ordinary shares or ADSs wherever resident, however it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries.

Issue of Ordinary Shares

No U.K. stamp duty or stamp duty reserve tax, or SDRT, is generally payable on the issue of the underlying ordinary shares in the company.

Transfers of Ordinary Shares

An unconditional agreement to transfer ordinary shares in certificated form will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. The purchaser of the shares is liable for the SDRT. Transfers of ordinary shares in certificated form are generally also subject to stamp duty at the rate of 0.5% of the amount or value of the consideration given for the transfer (rounded up to the next £5.00). Stamp duty is normally paid by the purchaser. The charge to SDRT will be canceled or, if already paid, repaid (generally with interest), where a transfer instrument has been duly stamped within six years of the charge arising (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.

An unconditional agreement to transfer ordinary shares to, or to a nominee or agent for, a person whose business is or includes the issue of depositary receipts or the provision of clearance services will generally be subject to SDRT (or, where the transfer is effected by a written instrument, stamp duty) at a higher rate of 1.5% of the amount or value of the consideration given for the transfer unless the clearance service has made and maintained an election under section 97A of the U.K. Finance Act 1986, or a section 97A election. It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes and we are not aware of any section 97A election having been made by DTC.

However, no SDRT is generally payable where the transfer of ordinary shares to a clearance service or depositary receipt system is an integral part of an issue of share capital.

Any stamp duty or SDRT payable on a transfer of ordinary shares to a depositary receipt system or clearance service will in practice generally be paid by the transferors or participants in the clearance service or depositary receipt system.

Issue of ADSs

No U.K. stamp duty or SDRT is payable on the issue of ADSs in the company.

Transfers of ADSs

No SDRT should be required to be paid on a paperless transfer of ADSs through the clearance service facilities of DTC, provided that no section 97A election has been made by DTC, and such ADSs are held through DTC at the time of any agreement for their transfer.

No U.K. stamp duty will in practice be payable on a written instrument transferring an ADS provided that the instrument of transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, an ADS could, depending on the circumstances, attract a charge to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration. If it is necessary to pay stamp duty, it may also be necessary to pay interest and penalties.

F. Dividends and paying agents.

Not applicable.

LEGAL MATTERS

The validity of our ordinary shares, including ordinary shares in the form of ADSs being offered by this prospectus and certain other matters of English law will be passed upon for us by Cooley (UK) LLP. The validity of certain other matters of U.S. federal law will be passed upon for us by Cooley LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Autolus Therapeutics plc appearing in Autolus Therapeutics plc’s Annual Report on Form 20-F for the year ended December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of Ernst & Young LLP is 1 More London Place, London, SE12AF, United Kingdom.

MATERIAL CHANGES

None.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.

In addition, uncertainty exists as to whether the courts of England and Wales would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Cooley LLP and Cooley (UK) LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Cooley LLP and Cooley (UK) LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•

England and Wales courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•

the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

•	the judgment was not procured by fraud;

•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

•

the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

•	the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the United Kingdom, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain a website at www.autolus.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022;

•	Our Report on Form 6-K furnished to the SEC on January 11, 2022 including Exhibit 99.1 thereto; and

•

The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on June 19, 2018, including any amendment or report filed for the purpose of updating such description (File No. 001-38547).

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of the offering of securities under this Registration Statement. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Autolus Therapeutics plc

The MediaWorks

191 Wood Lane

White City

London W12 7FP

United Kingdom

+44 20 3829 6230

You may also access these documents on our website, www.autolus.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee and the FINRA filing fee.

SEC registration fee	$	3,522.90
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing expenses		(1)
Miscellaneous expenses		(1)

Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Subject to the U.K. Companies Act 2006, members of the registrant’s board of directors and its officers have the benefit of the following indemnification provisions in the registrant’s articles of association:

Current and former members of the registrant’s board of directors or officers shall be indemnified against all relevant loss, including any liability incurred by him in defending any civil or criminal proceedings, in which judgment is given in his favour or in which he is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which the court grants him relief from liability for negligence, default, breach of duty or breach of trust in relation to the registrant’s or the group’s affairs. In the case of current or former members of the registrant’s board of directors, in compliance with the U.K Companies Act of 2006, there shall be no entitlement to reimbursement as referred to above for (i) any liability incurred to the registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the registrant as a company in which the court refuses to grant relief to the director.

The registrant may provide any current or former director or officer with funds to meet expenditure incurred or to be incurred by them in connection with any proceedings or application referred to above and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

		INCORPORATED BY REFERENCE
EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT	SCHEDULE/ FORM	FILE NUMBER	EXHIBIT	FILE DATE

3.1	Articles of Association of Autolus Therapeutics plc.	Form F-1/A	333-224720	3.1	6/19/18

4.1	Deposit Agreement by and among the registrant, Citibank, N.A., as the Depositary bank and the holders and beneficial owners of American Depositary Shares issued thereunder.	Form 20-F	001-38547	2.1	2/25/19

4.2	Form of American Depositary Receipt (included in exhibit 4.1).	Form 20-F	001-38547	2.2	2/25/19

4.3	Registration Rights Agreement by and among the registrant and the investors named therein., dated as of June 26, 2018.	Form 20-F	333-224720	2.3	11/23/18

INCORPORATED BY REFERENCE
EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT	SCHEDULE/ FORM	FILE NUMBER	EXHIBIT	FILE DATE

4.4	Registration Rights Agreement by and among the registrant and BXLS V Autobahn L.P., dated as of November 6, 2021.	Form 6-K	333-224720	99.2	11/8/21

5.1	Opinion of Cooley (UK) LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cooley (UK) LLP (included in exhibit 5.1).

24.1	Power of Attorney (included on signature page to registration statement).

107	Filing Fee Table

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on May 3, 2022.

AUTOLUS THERAPEUTICS PLC

By:	/s/ Christian Itin
Name: Christian Itin
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Autolus Therapeutics plc hereby severally constitute and appoint Christian Itin and Alex Driggs our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Autolus Therapeutics plc to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Christian Itin, Ph.D. Christian Itin, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2022

/s/ Lucinda Crabtree Lucinda Crabtree, Ph.D.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 3, 2022

/s/ Joseph Anderson Joseph Anderson, Ph.D.	Director	May 3, 2022

/s/ Jay Backstrom Jay Backstrom, M.D., M.P.H.	Director	May 3, 2022

/s/ Linda Bain Linda Bain	Director	May 3, 2022

/s/ John Berriman John Berriman	Director	May 3, 2022

/s/ Cynthia Butitta Cynthia Butitta	Director	May 3, 2022

SIGNATURE	TITLE	DATE

/s/ Kapil Dhingra Kapil Dhingra, M.D.	Director	May 3, 2022

/s/ Martin Murphy Martin Murphy, Ph.D.	Director	May 3, 2022

/s/ John H. Johnson John H. Johnson	Director and Chairman of the Board	May 3, 2022

/s/ William Young William Young	Director	May 3, 2022

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Autolus Therapeutics plc has signed this registration statement or amendment thereto on May 3, 2022.

AUTOLUS INC.

By:	/s/ Christian Itin, Ph.D.
Name:	Christian Itin, Ph.D.
Title:	Chief Executive Officer